
                                  NSAR ITEM 77O

                            VK Municipal Income Trust
                               10f-3 Transactions

  Underwriting #          Underwriting            Purchased From         Amount of shares            % of        Date of
                                                                            Purchased           Underwriting     Purchase


         1           Dorm Auth NY Interfait           Lehman               5,000,000                 3.400%       02/17/98
         2              PR Highway 4.75%          Merrill Lynch           10,000,000                 0.880%       02/19/98
         3              Emp.St.Dev.Corp.           Paine Webber            3,667,000                 1.870%       02/26/98
         4             PR El. Power 5.00%          Bear Stearns           10,000,000                 0.790%       03/27/98
         5              Long Island Power          Bear Stearns            5,000,000                 0.148%       05/13/98
         6              Metro Trans. Auth         Merrill Lynch           10,000,000                 3.900%       06/16/98
         7              Long Island Power             Lehman              16,755,000                 1.263%       10/29/98
         8            Metro Trans. Auth NY         Paine Webber            5,000,000                 1.570%       11/13/98

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